SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 5, 1997



          __________________Capital Properties,Inc.___________________
             (Exact name of registrant as specified in its charter)



          _____Rhode Island__________0-9380____________05-0386287______
    (State or other                  (Commission       (IRS Employer
     jurisdiction of                 File Number)      Identification No.)
     incorporation)


           One Hospital Trust Plaza, Suite 920, Providence, RI 02903_
               (Address of principal executive offices) (Zip Code)



         Registrant's telephone number, including area code 401-331-0100



          _____________________________N/A____________________________
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On March 5, 1997, the Superior Court of the State of Rhode Island issued its decision in connection with Registrant's lawsuit against the State of Rhode Island regarding the State's 1987 condemnation of property owned by the Registrant. The Court will enter a Judgment in favor of the Registrant in the amount of Six Million One Hundred Thousand Nine Hundred and Forty-nine dollars ($6,100,949.00). A Copy of the press release issued by the Registrant on March 5, 1997 relating to the foregoing is attached hereto as Exhibit 99.

Item 7.  Financial Statements and Exhibits                        Page No.

 (c)     Exhibits                                                 4

      (99) Press Release issued by Capital Properties, Inc. dated March 5, 1997.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      CAPITAL PROPERTIES, INC.

                                                    /s/ Barbara J. Dreyer

                                                    By: Barbara J. Dreyer,
                                                        President and Treasurer


Date:  March 7, 1997

                                   EXHIBIT 99


                            Capital Properties, Inc.
                            One Hospital Trust Plaza
                                    Suite 920
                         Providence, Rhode Island 02903
                              Phone (401) 331-0100


                                  PRESS RELEASE

                                  March 5, 1997




Capital Properties, Inc. (Boston Stock Exchange-CPI) Announces Court Decision


On March 5, 1997, the Rhode Island Superior Court issued its decision in the pending condemnation action by Capital Properties, Inc. against the State of Rhode Island concerning the property taken from Capital Properties, Inc. to accommodate the River Relocation Project.

     The Court found that the fair market value of the property taken from Capital Properties, Inc. by the State is $8,700,000. Capital Properties, Inc. received a payment of $2,599,051 for the property in 1987, leaving a net principal due and owing of $6,100,949. Interest is also accruing on this amount.

Under a 1987 agreement with the State, Capital Properties, Inc. may be required to return to the State a portion of this award.

After judgment is entered by the Superior Court, the State will have twenty days to appeal the judgment to the Rhode Island Supreme Court.